UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 20, 2014 (May 19, 2014)

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of 2014 cash bonus to be paid to Eyal Waldman, President and Chief Executive Officer (the “CEO”) of Mellanox Technologies, Ltd. (the “Company”).

Further to the approval of the Company’s Compensation Committee (the “Committee”) and its Board of Directors (the “Board”), at the Company’s 2014 Annual General Meeting of Shareholders held on May 19, 2014 (the “Meeting”), the Company’s shareholders approved the payment of a cash bonus to be paid to the CEO in the amount of $60,000 for services rendered for the fiscal year ended December 31, 2013.

Approval of Equity Award to CEO.

Further to the approval of the Committee and the Board, at the Meeting, the Company’s shareholders approved the award of 40,000 restricted share units (collectively, the “RSUs”) to the CEO under the Company’s Global Share Incentive Plan (2006).  Such RSUs vest over four years, with 1/4th of the shares subject to the award of RSUs vesting on May 1, 2015, and thereafter at the rate of 3/48ths of the original number of shares subject to the award of RSUs on the first day of each quarterly period of August, November, February and May commencing August 1, 2015, with the last 3/48ths of the original number of shares subject to the award of RSUs vesting on May 1, 2018, so long as Mr. Waldman continues to provide services to the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders voted on the following seven proposals:

Proposal No. 1: To elect five directors to the Board to serve a one-year term expiring at the 2015 Annual General Meeting of Shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal:

Nominee

	For	Against	Abstain	Non-votes
Eyal Waldman	25,880,848	81,523	3,821	5,295,823

Irwin Federman	25,511,719	448,350	6,123	5,295,823

Dov Baharav	25,649,950	310,519	5,723	5,295,823

Glenda Dorchak	25,647,222	311,616	7,354	5,295,823

Thomas Weatherford	25,648,501	312,917	4,774	5,295,823

Each of the above nominees was elected.

Proposal No. 2: To elect Mr. David Perlmutter as an additional outside director to the Board to hold office for a three-year term expiring at the 2017 Annual General Meeting of Shareholders, or until his respective successor has been elected and has qualified, or until his earlier resignation or removal, subject to and in accordance with the provisions of the Israeli Companies Law, 1999:

Nominee

	For	Against	Abstain	Non-votes
David Perlmutter	25,884,822	76,846	4,524	5,295,823

The above nominee was elected.

Proposal No. 3: To approve the payment of a cash bonus to be paid to the CEO in the amount of $60,000 for services rendered for the fiscal year ended December 31, 2013.

For	Against	Abstain	Non-votes

25,580,892	330,480	54,816	5,295,827

Proposal No. 3 was approved.

Proposal No. 4: To approve the award of 40,000 RSUs to the CEO which RSUs vest over four years, with 1/4th of the shares subject to the award of RSUs vesting on May 1, 2015, and thereafter at the rate of 3/48ths of the original number of shares subject to the award of RSUs on the first day of each quarterly period of August, November, February and May commencing August 1, 2015, with the last 3/48ths of the original number of shares subject to the award of RSUs vesting on May 1, 2018, so long as Mr. Waldman continues to provide services to the Company.

For	Against	Abstain	Non-votes

20,957,538	4,999,519	9,135	5,295,823

Proposal No. 4 was approved.

Proposal No. 5: To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion set forth in the Company’s 2014 annual shareholder proxy statement filed with the U.S. Securities and Exchange Commission on April 15, 2014 on Schedule 14A, as revised on April 16, 2014.

For	Against	Abstain	Non-votes

23,350,018	2,607,440	8,730	5,295,827

Proposal No. 5 was approved.

Proposal No. 6: To approve compensation, on an annual basis, in the amount of $50,000 to Irwin Federman, the chairman of the Board, for services rendered in such capacity.

For	Against	Abstain	Non-votes

25,641,547	314,285	10,356	5,295,827

Proposal No. 6 was approved.

Proposal No. 7: To appoint PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and to authorize the Company’s audit committee to determine the accounting firm’s remuneration in accordance with the volume and nature of their services.

For	Against	Abstain	Non-votes

31,134,617	120,324	7,074	0

Proposal No. 7 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 20, 2014	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman
	Name:	Jacob Shulman
	Title:	Chief Financial Officer